Exhibit 99.1

                  Shanghai Fortune Venture Ltd. and Subsidiary
                          (A Development Stage Company)
                   Index to Consolidated Financial Statements

                                                                                           PAGE
Report of Independent Registered Public Accounting Firm                                      2

Consolidated Balance Sheets as of June 30, 2003 and March 31, 2004 (Unaudited)               3

Consolidated Statements of Operations for the Period from October 30, 2002                   4
(Inception) to June 30, 2003, 4 the Period from October 30, 2002 (Inception) to
March 31, 2003 (Unaudited), the Nine Months Ended March 31, 2004 (Unaudited),
and the Period From October 30, 2002 (Inception) to March 31, 2004 (Cumulative)
(Unaudited)

Consolidated Statements of Stockholders' Equity for the Period From October 30, 2002         5
(Inception) to June 30, 2003, and the Nine Months Ended March 31, 2004 (Unaudited)

Consolidated Statements of Cash Flows for the Period from October 30, 2002                   6
(Inception) to June 30, 2003, 6 the Period from October 30, 2002 (Inception) to
March 31, 2003 (Unaudited), the Nine Months Ended March 31, 2004 (Unaudited),
and the Period from October 30, 2002 (Inception) to March 31, 2004 (Cumulative)
(Unaudited)

Notes to Consolidated Financial Statements                                                 7 - 15

                Report of Independent Registered Accounting Firm

To the Board of Directors and Stockholders of Shanghai Fortune Venture Ltd.

We have audited the accompanying consolidated balance sheet of Shanghai Fortune Venture Ltd. and subsidiary (a development stage company) (the "Company") as of June 30, 2003, and the related consolidated statements of operations, stockholders' equity and cash flows for the period from October 30, 2002 (inception) to June 30, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Shanghai Fortune Venture Ltd. and subsidiary (a development stage company) as of June 30, 2003, and the consolidated results of their operations and their cash flows for the period from October 30, 2002 (inception) to June 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ GROBSTEIN, HORWATH & COMPANY LLP

Sherman Oaks, California
September 29, 2004

                  Shanghai Fortune Venture Ltd. and Subsidiary
                          (A Development Stage Company)
                        Consolidated Balance Sheets (US$)

                                                              June 30, 2003      March 31, 2004
                                                             ---------------    ----------------
                                                                                   (Unaudited)

Assets

Current Assets:
  Cash and cash equivalents                                  $   868,000          $   125,000
  Due from related party                                          24,000                   --
  Investment in and advances to SFCPL -
    held for disposal, stated at net realizable value            237,000                   --
  Due from SFCPL                                                      --              822,000
  Other current assets                                             2,000                   --
                                                             -----------          -----------

Total Current Assets                                           1,131,000              947,000

Equipment, net                                                     7,000                6,000
Intangible assets, net                                            23,000               21,000
Investment in XAEE                                                    --              145,000
                                                             -----------          -----------

Total Assets                                                   1,161,000            1,119,000
                                                             ===========          ===========


Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable and accrued liabilities                         3,000                6,000
                                                             -----------          -----------

Total Current Liabilities                                          3,000                6,000
                                                             -----------          -----------

Commitments

Minority interest                                                     --               11,000
                                                             -----------          -----------

Stockholders' equity:
  Registered capital                                           1,208,000            1,208,000
  Deficit accumulated during the development stage               (50,000)            (106,000)
                                                             -----------          -----------

Net Stockholders' Equity                                       1,158,000            1,102,000
                                                             -----------          -----------

Total Liabilities and Stockholders' Equity                   $ 1,161,000          $ 1,119,000
                                                             ===========          ===========

See accompanying notes to consolidated financial statements.

                  Shanghai Fortune Venture Ltd. and Subsidiary
                          (A Development Stage Company)
                   Consolidated Statements of Operations (US$)

                                                                                                Period From October
                                  Period From October         Period From October 30, 2002     30, 2002 (Inception)
                                  30, 2002 (Inception)     (Inception) to March 31, 2003 and    to March 31, 2004
                                    to June 30, 2003        Nine Months Ended March 31, 2004      (Cumulative)
                                 -----------------------  -----------------------------------------------------------
                                                                        (Unaudited)
                                                          -----------------------------------------------------------
                                                               2003             2004
                                                               ----             ----
Net revenues                            $   2,000          $   2,000          $      --          $   2,000
                                        ---------          ---------          ---------          ---------

Costs and expenses:
  Selling, general and
    administrative expenses                57,000             32,000             59,000            116,000
  Depreciation and amortization             2,000              1,000              3,000              5,000
                                        ---------          ---------          ---------          ---------

Total Costs and Expenses                   59,000             33,000             62,000            121,000
                                        ---------          ---------          ---------          ---------

Loss From Operations                      (57,000)           (31,000)           (62,000)          (119,000)
                                        ---------          ---------          ---------          ---------

Other income:
  Other income, net                         2,000                 --                 --              2,000
  Interest income                           5,000              2,000              5,000             10,000
                                        ---------          ---------          ---------          ---------

Total Other Income                          7,000              2,000              5,000             12,000
                                        ---------          ---------          ---------          ---------

Loss Before Minority
Interest                                  (50,000)           (29,000)           (57,000)          (107,000)

Minority Interest                              --                 --              1,000              1,000
                                        ---------          ---------          ---------          ---------


Net Loss                                $ (50,000)         $ (29,000)         $ (56,000)         $(106,000)
                                        =========          =========          =========          =========

See accompanying notes to consolidated financial statements.

                  Shanghai Fortune Venture Ltd. and Subsidiary
                          (A Development Stage Company)
              Consolidated Statements of Stockholders' Equity (US$)
                 October 30, 2002 (Inception) to March 31, 2004

                                                              Deficit
                                                            Accumulated
                                                             During the
                                           Registered        Development       Stockholders'
                                             Capital           Stage              Equity
                                         -------------     --------------      -------------
Balance, October 30, 2002
  (Inception)                            $        --        $        --         $        --

Capital contributed by founders            1,208,000                 --           1,208,000

Net loss for the period from
  October 30, 2002 (Inception) to
  June 30, 2003                                   --            (50,000)            (50,000)
                                         -----------        -----------         -----------

Balance, June 30, 2003                     1,208,000            (50,000)          1,158,000

Net loss for the nine months
  ended March 31, 2004                            --            (56,000)            (56,000)
                                         -----------        -----------         -----------

Balance, March 31, 2004
  (unaudited)                            $ 1,208,000        $  (106,000)        $ 1,102,000
                                         ===========        ===========         ===========

See accompanying notes to consolidated financial statements.

                  Shanghai Fortune Venture Ltd. and Subsidiary
                          (A Development Stage Company)
                   Consolidated Statements of Cash Flows (US$)

                                                                Period From                                       Period From
                                                                October 30,       Period From October 30,      October 30, 2002
                                                                   2002          2002 (Inception) to March      (Inception) to
                                                              (Inception) to     31, 2003 and Nine Months       March 31, 2004
                                                              June 30, 2003        Ended March 31, 2004          (Cumulative)
                                                            -----------------    --------------------------------------------------
                                                                                                  (Unaudited)
                                                                                 --------------------------------------------------
                                                                                     2003           2004
                                                                                     ----           ----
Cash flows from operating activities:
Net loss                                                      $   (50,000)     $   (29,000)     $   (56,000)     $  (106,000)
Adjustments to reconcile net loss to net cash used
    in operating activities:
    Amortization of intangible assets                               1,000            1,000            2,000            3,000
    Depreciation of equipment                                       1,000               --            1,000            2,000
    Minority interest                                                  --               --           (1,000)          (1,000)
Changes in operating assets and liabilities:
    (Increase) decrease in other current assets                    (2,000)         (19,000)           2,000               --
      Increase in accounts payable and accrued
         liabilities                                                3,000            4,000            3,000            6,000
                                                              -----------      -----------      -----------      -----------

Net cash used in operating activities                             (47,000)         (43,000)         (49,000)         (96,000)
                                                              -----------      -----------      -----------      -----------

Cash flows from investing activities:
  Additions to equipment                                           (8,000)          (6,000)              --           (8,000)
  Additions to intangible assets                                  (24,000)         (24,000)              --          (24,000)
  Acquisition of interest in XAEE                                      --               --         (145,000)        (145,000)
                                                              -----------      -----------      -----------      -----------

Net cash used in investing activities                             (32,000)         (30,000)        (145,000)        (177,000)
                                                              -----------      -----------      -----------      -----------

Cash flows from financing activities:
  Increase in investment in and advances to SFCPL                (237,000)          (1,000)        (822,000)      (1,059,000)
  Payments by purchaser of SFCPL                                       --               --          237,000          237,000
  (Increase) decrease in due from related party                   (24,000)              --           24,000               --
  Registered Capital contribution by founders                   1,208,000        1,208,000               --        1,208,000
  Contribution by minority interest                                    --               --           12,000           12,000

                                                              -----------      -----------      -----------      -----------

Net cash provided by (used in) financing activities               947,000        1,207,000         (549,000)         398,000

                                                              -----------      -----------      -----------      -----------

Cash and cash equivalents:
  Net increase (decrease)                                         868,000        1,134,000         (743,000)         125,000
  Balance at beginning of period                                       --               --          868,000               --
                                                              -----------      -----------      -----------      -----------
  Balance at end of period                                    $   868,000      $ 1,134,000      $   125,000      $   125,000
                                                              ===========      ===========      ===========      ===========

Supplemental Disclosures of Cash Flow Information:
  Cash paid for -

    Interest                                                  $        --      $        --      $        --      $        --
    Income taxes                                                       --               --               --               --

Non-Cash Investing and Financing Activities:
   Reclassification of investment in and advances to
    SFCPL to due from purchaser of SFCPL                               --               --          237,000          237,000

See accompanying notes to consolidated financial statements.

                  Shanghai Fortune Venture Ltd. and Subsidiary
                          (A Development Stage Company)
                Notes to Consolidated Financial Statements (US$)


1.    ORGANIZATION AND PRINCIPAL ACTIVITIES

      Organization - Shanghai Fortune Venture Ltd. (hereinafter referred to as the "Company", including its subsidiary and associated company, when the context so requires) was incorporated and registered in Shanghai, People's Republic of China (the "PRC" or "China") on October 30, 2002. The Company conducts its business operations in China and operates in one business segment. The Company's fiscal year-end is June 30.

      The Company has been a development stage enterprise since its inception as defined under Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises". The Company's planned principal operations involve substantial risks and uncertainties. Accordingly, there can be no assurance that the Company will be able to successfully implement its business plan and ultimately be able to develop profitable operations.

      Information with respect to the Company's subsidiary and associated company is as follows:

                                                           Percentage of
                                                         Equity Interest
                                         Date of         Attributable to           Principal
                   Name                Acquisition          the Company        Business Activity
   ------------------------------      -----------       ----------------     ------------------
      Shanghai Fortune Venture        January                 90%                Export of
      Industrial Ltd. ("SFVIL")       10, 2004                                electronic parts

      Xi'an Assets and Equity         March                33.75%             Private equity
      Exchange ("XAEE")               25, 2004                                   exchange

      SFVIL and XAEE are equity joint ventures established in the PRC.

      Planned Principal Activities - The Company is an investment holding company that provides, directly and through its subsidiary and its affiliate, equity exchange agency services and investment consulting services to portfolio companies and exports electronic parts.

      Since December 6, 2002, the Company has been an official registered member of the Shanghai Technology Exchange (the "STE") and was entitled to conduct exchange business with the STE. The STE was the major entity in the Shanghai Equity Exchange Market. The Company had the exclusive right to manage and operate the North Shanghai Branch (the "NSB") of the STE. The NSB had the right to conduct the same exchange business as STE and share 80% of the profits with the STE.

      The Company was also a founder and major participant in the Yangtze River Delta Equity Exchange Market Place (the "YRDE"). The YRDE included more than 14 major exchanges in Shanghai and the surrounding cities and was the largest equity exchange market place in China.

      However, in December 2003, the STE and another exchange were merged into the Shanghai United Assets and Equity Exchange (the "SUAEE"). The SUAEE is a non-profit government-sponsored organization.

      As a result of the merger of the STE, although the Company continues to maintain its membership, it is currently unclear how the NSB and the YRDE will conduct business going forward, and how the Company will participate in the equity exchange markets as a result of the pending issuance of final regulations by the local PRC government, which is expected to occur by December 31, 2004.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Presentation - The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

      Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its majority-owned subsidiary (SFVIL) since the date of acquisition. All material intercompany balances and transactions have been eliminated on consolidation.

      Cash and Cash Equivalents - The Company considers all cash and highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

      Associated Company - An associated company is a business enterprise in which the Company owns between 20% and 50% of the equity capital, and does not have direct or indirect or joint control, and therefore has only limited ability to participate in financial and operating policy decisions.

      The Company's investment in an associated company (XAEE) is accounted for under the equity method of accounting, whereby the investment is initially recorded at cost and the carrying amount is adjusted thereafter for the post acquisition change in the Company's share of the associated company's results of operations.

      Equipment - Equipment is recorded at cost. Major renewals and improvements are capitalized; minor repairs and maintenance expenditures are charged to expense as incurred. Depreciation is provided on the straight-line method over the estimated useful lives of the respective assets (furniture and office equipment - 5 years). The cost and related accumulated depreciation applicable to equipment sold or no longer in service is eliminated from the accounts and any gain or loss is included in the statement of operations.

      Long-Lived Assets - The Company has adopted the provisions of Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". Property, plant and equipment and intangible assets are reviewed periodically for impairment losses whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. An asset is considered impaired if its carrying amount exceeds the future net cash flow the asset is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair market value. The recoverability of long-lived assets is assessed by determining whether the unamortized balances can be recovered through undiscounted future net cash flows of the related assets. The amount of impairment, if any, is measured based on projected discounted future net cash flows using a discount rate reflecting the Company's average cost of capital.

      Intangible Assets - Intangible assets, representing the Company's membership in the Shanghai Technology Exchange, are stated at cost less accumulated amortization and impairment losses. Amortization is provided on the straight-line method over the estimated useful life of 10 years.

      The Company has adopted SFAS No. 142, "Goodwill and Other Intangible Assets".

      Revenue Recognition - The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements". The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer pursuant to PRC law, including factors such as when persuasive evidence of an agreement with a customer exists, delivery has occurred or a service has been rendered, the sales price is fixed or determinable, sales and value added tax laws have been complied with, and collectibility is probable.

      Operating Leases - Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Rentals payable and receivable under operating leases are recorded in the statement of operations on a straight-line basis over the lease terms. Any lease incentives received are recognized in the statement of operations as an integral part of the net consideration agreed for the use of the leased asset.


      Income Taxes - The Company accounts for income taxes using the liability method whereby deferred income taxes are recognized for the tax consequences of temporary differences by applying statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of certain assets and liabilities. Changes in deferred tax assets and liabilities include the impact of any tax rate changes enacted during the year. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

      Comprehensive Income (Loss) - The Company has adopted the provisions of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. SFAS No. 130 defines comprehensive income (loss) to include all changes in equity except those resulting from investments by owners and distributions to owners, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities.

      The Company did not have any items of comprehensive income (loss) for any of the periods presented. Accordingly, no statement of comprehensive income (loss) has been presented.

      Foreign Currency Translation - The Company maintains its books and records in Renminbi ("Rmb"), the currency of the PRC. The Rmb is the Company's functional currency, as the Company's business activities are located in the PRC and are denominated in Rmb. Translation of amounts into United States dollars ("US$") has been made at the rate of Rmb8.28 to US$1.00.

      Foreign currency transactions in Rmb are reflected using the temporal method. Under this method, all monetary items are translated into the functional currency at the rate of exchange prevailing at the balance sheet date. Non-monetary items are translated at historical rates. Revenues and expenses are translated at the rate in effect on the transaction dates. Transaction gains and losses, if any, are included in the determination of net income (loss) for the period.

      In translating the financial statements of the Company from its functional currency into its reporting currency in United States dollars, balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using an average exchange rate prevailing during the reporting period. Adjustments resulting from the translation, if any, are included in cumulative other comprehensive income (loss) in stockholders' equity.

      The Rmb is not readily convertible into US$ or other foreign currencies. The foreign exchange rate between the US$ and the Rmb has been stable at approximately Rmb1.00 to US$0.1208 for the last several years. No representation is made that the Rmb amounts could have been, or could be, converted into US$ at that rate or at any other rate.

      Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Fair Value of Financial Instruments - The estimated fair values for financial instruments under SFAS No. 107, "Disclosures about Fair Value of Financial Instruments", are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair values of the Company's financial instruments approximate their carrying value in the financial statements due to the short-term nature of these instruments.

      Recent Accounting Pronouncements - In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair market value of the obligations it assumes under that guarantee and must disclose that information in its interim and annual financial statements. The initial recognition and measurement provisions of FIN 45 apply on a prospective basis to guarantees issued or modified after December 31, 2002. The Company implemented the disclosure provisions and the measurement and recording provisions of FIN 45 effective December 31, 2002. The implementation of the provisions of FIN 45 did not have a significant effect on the Company's financial statement presentation or disclosures.

      In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), which clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," relating to consolidation of certain entities. In December 2003, the FASB issued a revised version of FIN 46 ("FIN 46R") that replaced the original FIN 46. FIN 46R requires identification of a company's participation in variable interest entities ("VIEs"), which are defined as entities with a level of invested equity that is not sufficient to fund future activities to permit it to operate on a standalone basis. For entities identified as a VIE, FIN 46R sets forth a model to evaluate potential consolidation based on an assessment of which party to the VIE (if any) bears a majority of the exposure to its expected losses, or stands to gain from a majority of its expected returns. FIN 46R also sets forth certain disclosures regarding interests in VIEs that are deemed significant, even if consolidation is not required. The Company is not currently participating in, or invested in any VIEs, as defined in FIN 46R. The implementation of the provisions of FIN 46R in 2003 did not have a significant effect on the Company's financial statement presentation or disclosures.

      In April 2003, the Financial Accounting Standards Board ("FASB") issued Statement on Financial Accounting Standards ("SFAS") No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies under what circumstances a contract with initial investments meets the characteristics of a derivative and when a derivative contains a financing component. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003. The adoption of SFAS No. 149 did not have a significant effect on the Company's financial statement presentation or disclosures.

      In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 is to be implemented by reporting the cumulative effect of a change in accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of SFAS No. 150 did not have a significant effect on the Company's financial statement presentation or disclosures.

      In May 2003, the Emerging Issues Task Force ("EITF") finalized EITF 00-21 "Revenue Arrangements with Multiple Deliverables". EITF 00-21 addresses the accounting for multiple element revenue arrangements, which involve more than one deliverable or unit of accounting in circumstances where the delivery of those units takes place in different accounting periods. EITF 00-21 requires disclosures of the accounting policy for revenue recognition of multiple element revenue arrangements and the nature and description of such arrangements. The accounting and reporting requirements are effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of EITF 00-21 did not have a significant effect on the Company's financial statement presentation or disclosures.

      In July and December 2003, the EITF published EITF Issue 03-9, "Interaction of Paragraphs 11 and 12 of FASB Statement No. 142 Regarding Determination of the Useful Life and Amortization of an Intangible Asset" ("EITF 03-9"). EITF 03-9 provides guidance in determining whether or not an intangible asset has an indefinite useful life and, if not, the appropriate useful life for the intangible asset.

      In December 2003, the FASB issued SFAS No. 132 (Revised), "Employer's Disclosure About Pensions and Other Postretirement Benefits". SFAS No. 132 (Revised) retains the original disclosure requirements in SFAS 132 and requires additional disclosures relating to assets, obligations, cash flows and net periodic benefit cost. SFAS No. 132 (Revised) is effective for fiscal years ending after December 15, 2003, except that certain disclosures are effective for fiscal years ending after June 15, 2004. The Company currently does not have any broad-based pension or postretirement benefit plans which require disclosure. Accordingly, the adoption of SFAS No. 132 (Revised) did not have a significant effect on the Company's financial statement presentation or disclosures.

      Interim Financial Information - The accompanying interim consolidated financial statements are unaudited, but in the opinion of management of the Company, contain all adjustments, which include normal recurring adjustments, necessary to present fairly the financial position at March 31, 2004, the results of operations and cash flows for the period from October 30, 2002 (inception) to March 31, 2003 and the nine months ended March 31, 2004.

      The results of operations for the nine months ended March 31, 2004 are not necessarily indicative of the results of operations to be expected for the full fiscal year ending June 30, 2004.

3.    CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES

      The Company is subject to the consideration and risks of operating in the PRC. These include risks associated with the political and economic environment, foreign currency exchange and the legal system in the PRC.

      The economy of PRC differs significantly from the economies of the "western" industrialized nations in such respects as structure, level of development, gross national product, growth rate, capital reinvestment, resource allocation, self-sufficiency, rate of inflation and balance of payments position, among others. Only recently has the PRC government encouraged substantial private economic activities. The Chinese economy has experienced significant growth in the past several years, but such growth has been uneven among various sectors of the economy and geographic regions. Actions by the PRC government to control inflation have significantly restrained economic expansion in the recent past. Similar actions by the PRC government in the future could have a significant adverse effect on economic conditions in PRC.

      Many laws and regulations dealing with economic matters in general and foreign investment in particular have been enacted in the PRC. However, the PRC still does not have a comprehensive system of laws, and enforcement of existing laws may be uncertain and sporadic.

      The Company's primary sources of revenues and cash flows are derived from its business operations in the PRC. The PRC economy has, for many years, been a centrally-planned economy, operating on the basis of annual, five-year and ten-year state plans adopted by central PRC governmental authorities, which set out national production and development targets. The PRC government has been pursuing economic reforms since it first adopted its "open-door" policy in 1978. There is no assurance that the PRC government will continue to pursue economic reforms or that there will not be any significant change in its economic or other policies, particularly in the event of any change in the political leadership of, or the political, economic or social conditions in, the PRC. There is also no assurance that the Company will not be adversely affected by any such change in governmental policies or any unfavorable change in the political, economic or social conditions, the laws or regulations, or the rate or method of taxation in the PRC.

      As many of the economic reforms which have been or are being implemented by the PRC government are unprecedented or experimental, they may be subject to adjustment or refinement, which may have adverse effects on the Company. Further, through state plans and other economic and fiscal measures such as the leverage of exchange rate, it remains possible for the PRC government to exert significant influence on the PRC economy.

      The Company's financial instruments that are exposed to concentration of credit risk consist primarily of cash and cash equivalents. Cash and cash equivalents are maintained with government-owned banks in the PRC with high credit ratings. Accordingly, the Company believes that no significant credit risk exists.

      The Company's business activity is with customers in the PRC, and the customer base is not concentrated.

      Any devaluation of the Renminbi ("Rmb") against the United States dollar would consequently have adverse effects on the Company's financial performance and asset values when measured in terms of the United States dollar. Should the Rmb significantly devalue against the United States dollar, such devaluation could have a material adverse effect on the Company's earnings and the foreign currency equivalent of such earnings.

      On January 1, 1994, the PRC government introduced a single rate of exchange as quoted daily by the People's Bank of China (the "Unified Exchange Rate"). No representation is made that the Rmb amounts have been, or could be, converted into US$ at that rate. This quotation of exchange rates does not imply free convertibility of Rmb to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rate quoted by the People's Bank of China. Approval of foreign currency payments by the People's Bank of China or other institutions requires submitting a payment application form together with suppliers' invoices, shipping documents and signed contracts.

4.    INVESTMENT IN AND ADVANCES TO SFCPL

      The investment in and advances to SFCPL consisted of the following:

                                               June 30,       March 31,
                                                2003            2004
                                            ------------    -------------
                                                             (Unaudited)

      Investment in and advances to Shanghai
      Fortune Culture Propagation Ltd.        $237,000         $   --
                                              ========         ======

      Shanghai Fortune Culture Propagation Ltd. ("SFCPL") was incorporated on May 22, 2003 with an initial capitalization of $242,000. The Company acquired 90% of SFCPL for a capital contribution of $217,000, with the other 10% ($24,000) provided by Huang Xiu Juan, a 10% equity holder in SFCPL. The Company loaned Huang Xiu Juan the $24,000 to invest in SFCPL (see Note 5). At June 30, 2003 and September 30, 2003, the Company had also provided $20,000 of unsecured, non-interest bearing and due on demand loans to SFCPL. SFCPL was formed to provide advertising services and was in the development stage and had no revenues and limited operations subsequent to its formation.

      Shortly after the Company made its investment in SFCPL, the Company decided to dispose of this investment. Accordingly, at June 30, 2003, the Company had recorded its investment in and advances to SFCPL as held for disposal and had stated them at the net realizable value of $237,000 in the consolidated balance sheet at June 30, 2003.

      Effective September 30, 2003, the Company entered into an agreement to sell its 90% interest in SFCPL to Li Lao Hu, an unrelated party, for its total investment in and advances to SFCPL. As a result, the Company reclassified its investment in and advances to SFCPL aggregating $237,000 at September 30, 2003 as due from the purchaser of SFCPL. During October 2003 and March 2004, the purchaser paid the Company $20,000 and $217,000, respectively, as payment of the $237,000. In March 2004, the Company provided $822,000 of additional unsecured, non-interest bearing loans to SFCPL, which were repaid in April 2004.

      The disposition of SFCPL did not result in the recognition of any gain or loss by the Company.

5.    DUE FROM RELATED PARTY

      Due from related party consisted of the following:

                                         June 30, 2003       March 31, 2004
                                       ----------------     ----------------
                                                                 (Unaudited)

      Due from Huang Xiu Juan                $ 24,000                 $    -
                                          =============        =============

      As described at Note 4, Huang Xiu Juan was the 10% equity holder in SFCPL. The balance due from Huang Xiu Juan of $24,000 at June 30, 2003 was paid in July 2003.

6.    Equipment

      Equipment, consisting of furniture and office equipment, is summarized as follows:

      Equipment, at Cost:

      Balance, October 30, 2002                       --
      Additions                                    8,000
                                                  ------
      Balance, June 30, 2003                       8,000
      Additions                                       --
                                                  ------
      Balance, March 31, 2004 (unaudited)
                                                   8,000
                                                  ======

      Accumulated Depreciation:

      Balance, October 30, 2002                       --
      Provision                                   (1,000)
                                                  ------
      Balance, June 30, 2003                      (1,000)
      Provision                                   (1,000)
                                                  ------
      Balance, March 31, 2004 (unaudited)         (2,000)
                                                  ======

      Net Book Value:

      Balance, June 30, 2003                       7,000
                                                  ======

      Balance, March 31, 2004 (unaudited)          6,000
                                                  ======

      Depreciation expense was $1,000 for the period from October 30, 2002 (inception) to June 30, 2003, $0 for the period from October 30, 2002 (inception) to March 31, 2003, $1,000 for the nine months ended March 31, 2004, and $2,000 for the period from October 30, 2002 (inception) to March 31, 2004 (cumulative).

7.    INTANGIBLE ASSETS

      Intangible assets, consisting of the cost of the Company's membership in the Shanghai Technology Exchange, are summarized as follows:

      Intangible Assets, at Cost:

      Balance, October 30, 2002                        --
      Additions                                    24,000
                                                  -------
      Balance, June 30, 2003                       24,000
      Additions                                        --
                                                  -------
      Balance, March 31, 2004 (unaudited)          24,000
                                                  =======

      Accumulated Amortization:

      Balance, October 30, 2002                        --
      Provision                                    (1,000)
                                                  -------
      Balance, June 30, 2003                       (1,000)
      Provision                                    (2,000)
                                                  -------
      Balance, March 31, 2004 (unaudited)          (3,000)
                                                  =======

      Net Book Value:

      Balance, June 30, 2003                       23,000
                                                  =======

      Balance, March 31, 2004 (unaudited)          21,000
                                                  =======

      Amortization expense was $1,000 for the period from October 30, 2002 (inception) to June 30, 2003, $1,000 for the period from October 30, 2002 (inception) to March 31, 2003, $2,000 for the nine months ended March 31, 2004, and $3,000 for the period from October 30, 2002 (inception) to March 31, 2004 (cumulative).

8.    ACQUISITIONS AND INVESTMENTS

      On January 10, 2004, the Company acquired a 90% equity interest in Shanghai Fortune Venture Industrial Ltd. ("SFVIL") for $109,000, and recorded a related minority interest of $12,000. SFVIL was incorporated in the PRC in 2004, and its authorized business scope includes the export of electronic parts for a period of five years.

      On March 25, 2004, the Company acquired a 30% equity interest in Xi'an Assets and Equity Exchange ("XAEE") for $145,000. XAEE was incorporated in the PRC on April 28, 1993, and its authorized business scope includes the transfer of real property rights, intellectual property rights, and other services related to property rights transactions. On June 3, 2004, the Company acquired an additional 3.75% equity interest in XAEE for $18,000, thus increasing the Company's equity interest in XAEE from 30% to 33.75%.

9.    STOCKHOLDERS' EQUITY

      As a private company in the PRC, shares are not authorized or issued. In accordance with the Articles of Association of the Company, the registered capital of the Company of $1,208,000 (Rmb10,000,000) was fully paid in cash.

10.   COMMITMENTS AND CONTINGENCIES

      As of June 30, 2003, the Company was committed under an operating lease requiring annual minimum rental payments aggregating $211,000 through the year ending June 30, 2008. In September 2003, the Company vacated the leased premises and terminated the lease without any further obligation.

      Rent expense was $16,000 for the period from October 30, 2002 (inception) to June 30, 2003, $5,000 for the period from October 30, 2002 (inception) to March 31, 2003, $8,000 for the nine months ended March 31, 2004, and $24,000 for the period from October 30, 2002 (inception) to March 31, 2004 (cumulative).

11.   INCOME TAXES

      The Company and its subsidiary registered in the PRC are subject to state and local income taxes within the PRC at the applicable tax rate on the taxable income as reported in their PRC statutory financial statements in accordance with the relevant income tax laws.

      Shanghai Fortune Venture Ltd.'s operating subsidiary is exempt from PRC enterprise income taxes through December 31, 2004 due to a one year tax holiday. Beginning January 1, 2005, Shanghai Fortune Venture Ltd.'s PRC enterprise income tax rate will be 33%.

      The Company did not have any taxable income for the period from October 30, 2002 (inception) to June 30, 2003, the period from October 30, 2002 (inception) to March 31, 2003, and the nine months ended March 31, 2004.

12.   RETIREMENT PLAN AND POST-EMPLOYMENT BENEFITS

      Upon retirement, the Company's PRC employees are entitled to retirement benefits calculated with reference to their basic salaries and their length of service in accordance with a PRC government managed benefits plan. The PRC government is responsible for the payment of retirement benefits to retired employees. The Company is required to make contributions to the PRC government retirement plan at 22.5% of the monthly basic salaries of its current employees. Retirement plan expense was $2,000 for the period from October 30, 2002 (inception) to June 30, 2003, $0 for the period from October 30, 2002 (inception) to March 31, 2003, $3,000 for the nine months ended March 31, 2004, and $5,000 for the period from October 30, 2002 (inception) to March 31, 2004 (cumulative).

13.   SUBSEQUENT EVENTS

      On October 3, 2003, the Company and its shareholders entered into an acquisition agreement with IMOT Information Technology (Shenzhen) Co., Ltd., a subsidiary of Intermost Corporation ("Intermost"), through which Intermost agreed to acquire a 25% equity interest in the Company. The aggregate consideration consisted of 10,000,000 shares of Intermost's common stock valued at $2,400,000 ($0.24 per share) and a cash payment of $72,464. The value of the common stock was based on the closing market price of Intermost's common stock on April 12, 2004, the date the transaction was completed.

      The acquisition agreement contains a provision that for the five years subsequent to the completion of this transaction, the profit to be distributed to Intermost shall not be less than $420,000 per annum. If the Company cannot achieve this target in the first year, Intermost will be entitled to demand that the Company return a portion of the 10,000,000 shares to Intermost.